Exhibit 10.3

NOTICE OF ONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REDMOVE OR STRIKE ANY OF THE FOLOWING INFOMROATION FROM THIS INSTRUMENT BEFOFE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YUOUR SOCIAL SECURITY NUMBRE OF YOUR DRIVER’S LIICENSE NUMBER

ASSIGNMENT, BILL OF SALE, AND CONVEYANCE

THE STATE OF TEXAS	§
§
COUNTY OF HARDIN	§

THIS ASSIGNMENT, BILL OF SALE, AND CONVEYANCE (“Assignment”) is

From:	C.F.O., Inc.	(“Assignor”)
a Texas corporation
311 Riverbend Road
Liberty, Liberty County, Texas 77575

To:	Vanguard Energy Corporation	(“Assignee”)
a Colorado corporation
1999Avenue of the Stars, Suite 1100
Los Angeles, Los Angeles County, California 90067

Effective as of 12:01 a.m. local time in Hardin County, Texas, on December 1, 2010 (the “Effective Date and Time”), notwithstanding the date of execution hereof, Assignor, for and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confessed by Assignor, does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER and DELIVER, without warranties or covenants of title, express or implied, and subject to the exceptions and reservations herein made, unto Assignee and Assignee’s successors in title and assigns, the following properties and rights:

An undivided 90% of Assignor’s right, title and interest in or to the following oil, gas and mineral leases, to wit:

Oil and gas lease, dated July 21, 1954 from Gulf Oil Corporation, as lessor, to Roy Pickering, as lessee, recorded in Volume 300, Pages 585, et seq., of the Deed Records of Hardin County, Texas, covering 10 acres, more or less, out of the Champion Choate Survey, A-153, as more particularly described in said lease.

Oil and Gas Lease, dated June 30, 1954, from Charles G. Hooks, et al., as lessor to W. F. Newton, as lessee, recorded, recorded in Volume 300, Pages 597, et seq., of the Deed

Records of Hardin County, Texas, covering 10 acres, more or less, out of the Champion Choate Survey, A-153, as more particularly described in said lease.

Oil and Gas Lease, dated June 22, 1954, from Paraffine Oil Corporation, as lessor, to Roy Pickering, as lessee, recorded in Volume 300, Page 591, et seq. of the Deed Records of Hardin County, Texas more or less, out of the Champion Choate Survey, A-153, as more particularly described in said lease.

The foregoing being collectively referred to herein as the “Leases,” and the lands covered by the Leases, all of which are located in the state and county above named, are referred to herein as the “Land;”

A like undivided interest of Assignor in, to or under or by virtue of the presently existing and valid unitization, communitization and pooling agreements and the properties covered and the units and pooled and communitized areas created thereby (including, but not limited to, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency), insofar and only insofar as such agreements, properties and units relate to the Leases;

A like undivided interest of Assignor in or to all improvements, easements, surface leases, permits, rights-of-way, licenses, servitudes and other similar interests necessary or useful to or used in connection with the exploration, development or operation of the Leases or the Land (all such improvements, easements, surface leases, permits, rights-of-way, licenses, servitudes and other similar interests, subject to the Existing Burdens (as hereinafter defined), are referred to as the “Easements”);

A like undivided interest of Assignor in or to all rights, duties and obligations attributable to or arising from any valid oil, casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, insofar and only insofar as the same are appurtenant or relate to the Leases or production therefrom or attributable thereto (all such rights, duties and obligations are referred to in this Assignment as the “Contract Rights”); and

A like undivided interest of Assignor in or to all claims, suits, proceedings or choses in action, arising from or relating to any of the undivided interests assigned in paragraphs (1) through (4) above (all such claims, suits, proceedings or choses in action are referred to in this Assignment as the “Claims”).

This Assignment from Assignor to Assignee is expressly made subject to:

(G)           a proportionate part of the covenants, provisions, royalties and terms of the Leases;

(H)          the terms and conditions of all existing orders, rules and regulations and ordinances of federal, state and other governmental agencies having jurisdiction;

(I)            any valid and subsisting oil, casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, insofar and only insofar as the same are appurtenant or relate to the Leases;

(J)            a proportionate part of all overriding royalty interests, restrictions, exceptions, reservations, burdens, encumbrances, conditions, limitations, interests, instruments, agreements and other matters, if any, which are of record in the state and county above named and which burden or affect the properties, rights or interests herein assigned;

(K)          the terms and conditions contained in the joint operating agreement or agreements, if any, which covers and affects the Leases and the Land and any other existing or executory farmout agreements, farmin agreements, letter agreements, contracts or other agreements which relate to any of the properties, lands or interests described above; and

(L)           all of such orders, rules, regulations, ordinances, instruments, burdens, encumbrances, reservations and terms and conditions listed in clauses (A) through (E) of this Assignment, to the extent the same are valid and enforceable and apply to the lands and interests described above are referred to in this Assignment as “Existing Burdens;” and the properties specified in clauses (1) and (2) of this Assignment, subject to the Existing Burdens, are referred to in this Assignment as the “Subject Interests.”

TO HAVE AND TO HOLD, all and singular, the Subject Interests, the Easements, the Contract Rights and the Claims unto Assignee and Assignee’s successors in title and assigns, forever. This Assignment is made without warranties or covenants of title of any kind, express or implied.

All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto, and their respective successors in title and assigns.

Assignor agrees to execute, to acknowledge and to deliver to Assignee any additional instruments, notices, division orders, transfer orders and other documents and to do any other acts and things which may be necessary to more fully and effectively assign and convey to Assignee and Assignee’s successors in title and assigns the interests intended to be assigned hereby.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Corrective Assignment on the respective dates of the acknowledgments annexed hereto, but effective as of the Effective Date and Time.

SIDEKICK XPLORATION, LLC

By:	/s/ Daniel W. Streets
Daniel W. Streets
Manager

SIDEKICK XPLORATION, LLC

By:	/s/ Delton Drum
Delton Drum
President

STATE OF COLORADO	§
§
COUNTY OF ARAPAHOE	§

This instrument was acknowledged before me on this 13th day of December, 2010, by Daniel W. Streets, Manager of SideKick Xploration, LLC, a Colorado limited liability company, on behalf of said company.

Notary Public in and for
the State of Texas

My Commission Expires: 9-15-2003

Vanguard CFO Gulf Lease Assign 1-27-11